                                                                     EXHIBIT 4.1


                     AMENDED AND RESTATED CREDIT AGREEMENT

                           DATED AS OF JUNE 30, 1999

                                     AMONG

                                  XTRA, INC.,

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                                      and
                   EACH OF THE OTHER FINANCIAL INSTITUTIONS
                       FROM TIME TO TIME PARTIES HERETO,
                                   as Banks

                                     with

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                            as Administrative Agent

                               BANKBOSTON, N.A.,
                             as Syndication Agent

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                            as Documentation Agent

                        BANC OF AMERICA SECURITIES LLC,
                             as Sole Lead Arranger
                               and Book Manager

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                                                                            Page

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.   DEFINITIONS.............................................................. 2
     1.1    Defined Terms..................................................... 2
     1.2    Other Interpretive Provisions.....................................15
     1.3    Accounting Principles.............................................16

2.   THE CREDIT FACILITIES....................................................16
     2.1    Amounts and Terms of Commitments..................................16
            (a)  The Revolving Credit.........................................16
            (b)  The Term Out Credit..........................................16
     2.2    Notes.............................................................16
     2.3    Procedure for Borrowing...........................................17
     2.4    Conversion and Continuation Elections.............................17
     2.5    Voluntary Termination or Reduction of Commitment..................19
     2.6    Prepayments.......................................................19
            (a)  Optional Prepayments.........................................19
            (b)  Mandatory Prepayment Upon Change of Control..................19
     2.7    Repayment.........................................................20
            (a)  The Revolving Credit.........................................20
            (b)  The Term Out Credit..........................................20
     2.8    Interest..........................................................20
     2.9    Fees..............................................................21
            (a)  Arrangement, Agency Fees.....................................21
            (b)  Utilization Fee and Non-Use Fee..............................21
     2.10   Computation of Interest...........................................21
     2.11   Payments by the Company...........................................22
     2.12   Payments by the Banks to the Administrative Agent.................22

3.   TAXES, YIELD PROTECTION AND ILLEGALITY...................................23
     3.1    Taxes.............................................................23
     3.2    Illegality........................................................24
     3.3    Increased Costs and Reduction of Return...........................25
     3.4    Funding Losses....................................................26
     3.5    Inability to Determine Rates......................................26
     3.6    Certificates of Banks.............................................27
     3.7    Substitution of Banks.............................................27
     3.8    Survival..........................................................27

4.   CONDITIONS PRECEDENT.....................................................27
     4.1  Conditions of Initial Loans.........................................27
     4.2  Conditions to All Borrowings........................................28


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                                                                            Page

            (a)  Notice.......................................................28
            (b)  Continuation of Representations and Warranties...............28
            (c)  No Existing Default..........................................28

5.   REPRESENTATIONS AND WARRANTIES...........................................29
     5.1    Corporate Existence and Good Standing.............................29
     5.2    Corporate Power; Consent; Absence of Conflict with
            Other Agreements..................................................29
     5.3    Title to Properties...............................................29
     5.4    Financial Statements..............................................30
     5.5    Holding Company and Investment Company Acts.......................30
     5.6    Litigation........................................................30
     5.7    No Materially Adverse Contracts...................................31
     5.8    Compliance with Other Instruments; Laws...........................31
     5.9    Taxes.............................................................31
     5.10   No Default........................................................31
     5.11   Use of Proceeds...................................................31
     5.12   ERISA.............................................................31
     5.13   Licenses and Approval.............................................32
     5.14   Condition of Assets...............................................32
     5.15   Subsidiaries......................................................32
     5.16   Full Disclosure...................................................32
     5.17   Year 2000 Compliance..............................................32

6.   AFFIRMATIVE COVENANTS....................................................33
     6.1    Punctual Payment..................................................33
     6.2    Financial Statements..............................................33
     6.3    Notification of Defaults and Event of Default.....................34
     6.4    Conduct of Business...............................................34
     6.5    Taxes.............................................................34
     6.6    Maintenance of Properties.........................................35
     6.7    Maintenance of Insurance..........................................35
     6.8    Records and Accounts..............................................35
     6.9    Inspection........................................................35
     6.10   Notice of Litigation..............................................35
     6.11   Pension Plan......................................................36
     6.12   Depreciation Schedule.............................................36
     6.13   Perform Obligations...............................................37
     6.14   Comply with ERISA.................................................37
     6.15   Environmental Compliance..........................................37
     6.16   Debt Rating.......................................................37
     6.17   Year 2000 Compliance..............................................37

7.   CERTAIN NEGATIVE COVENANTS...............................................38
     7.1    Liens.............................................................38


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                                                                            Page

     7.2    Maximum Secured Equipment Indebtedness of Company.................39
     7.3    Maximum Equipment Indebtedness....................................39
     7.4    Consolidated Leverage Ratio.......................................39
     7.5    Consolidated Cash Flow Coverage Ratio.............................39
     7.6    Investments in the Parent.........................................39
     7.7    Mergers, Acquisitions, etc........................................39
     7.8    Changes in Business...............................................41
     7.9    ERISA.............................................................41

8.   EVENTS OF DEFAULT: ACCELERATION..........................................41

9.   NOTICE AND WAIVERS OF DEFAULT............................................43
     9.1    Notice of Default.................................................43
     9.2    Waivers of Default................................................43

10.  REMEDIES ON DEFAULT......................................................43
     10.1   Rights of Banks...................................................43
     10.2   Setoff: Sharing...................................................44
            (a)    Set-off....................................................44
            (b)    Sharing....................................................44

11.  THE ADMINISTRATIVE AGENT.................................................44
     11.1   Appointment and Authorization.....................................45
     11.2   Delegation of Duties..............................................45
     11.3   Liability of Administrative Agent.................................45
     11.4   Reliance by Administrative Agent..................................45
     11.5   Notice of Default.................................................46
     11.6   Credit Decision...................................................46
     11.7   Indemnification of Administrative Agent...........................47
     11.8   Agents in Individual Capacity.....................................47
     11.9   Successor Administrative Agent....................................47
     11.10  Withholding Tax...................................................48
     11.11  Syndication Agent and Documentation Agent.........................49

12.  ASSIGNMENT; PARTICIPATION................................................49
     12.1   Assignments.......................................................49
     12.2   Participations....................................................50

13.  CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY.........................51

14.  BINDING ACT..............................................................51

15.  FEES AND EXPENSES; INDEMNITY.............................................52
     15.1   Costs and Expenses................................................52


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                                                                            Page

     15.2   Company Indemnification...........................................52

16.  REMEDIES CUMULATIVE......................................................52

17.  FURTHER ASSURANCES.......................................................53

18.  SURVIVAL OF COVENANTS....................................................53

19.  SEVERABILITY.............................................................53

20.  NOTICE...................................................................53

21.  GOVERNING LAW............................................................54

22.  MISCELLANEOUS............................................................54

23.  ENTIRE AGREEMENT.........................................................55

24.  CONSENTS, AMENDMENTS AND WAIVERS.........................................55

25.  OPTIONAL INCREASE IN COMMITMENTS.........................................56



                                      iv
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                                   EXHIBITS
                                   --------


     EXHIBIT A           Form of Promissory Note

     EXHIBIT B           Form of Notice of Borrowing

     EXHIBIT C           Form of Notice of Conversion/Continuation

     EXHIBIT D           List of Closing Documents

     EXHIBIT E           Form of Compliance Certificate

     EXHIBIT F           Form of Assignment and Acceptance Agreement



                                     viii
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                                   SCHEDULES
                                   ---------

     Schedule 1.1(A)     Applicable Margin; Non-Use Fee; Utilization Fee

     Schedule 1.1(B)     Commitments and Pro Rata Shares

     Schedule 5.12       Plans

     Schedule 5.15       Subsidiaries

     Schedule 6.12       Depreciation Schedule

     Schedule 20         Eurodollar and Domestic Lending Offices; Addresses for
                         Notices



                                      ix
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                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------

     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 30, 1999, is among the Company, the Banks and the Agents.

     WHEREAS, the Company and certain Banks have previously entered into that certain Credit Agreement dated as of June 30, 1995, as amended (such Credit Agreement, without giving effect to the amendment and restatement thereof contemplated hereby, being hereinafter referred to as the "Original Credit Agreement");

     WHEREAS, upon the terms and subject to the conditions set forth herein, the Company, the Banks and the Agents have agreed to enter into this Agreement, in order, among other things, to (i) amend and restate the Original Credit Agreement in its entirety; (ii) re-evidence, ratify and confirm the Obligations of Borrowers outstanding on the date hereof under the Original Credit Agreement, which Obligations shall be repayable hereafter in accordance with the respective terms and provisions hereof; and (iii) set forth the terms and conditions under which the Banks will from time to time hereafter make further loans and extensions of credit to or for the account of the Company; and

     WHEREAS, it is the intention of the Company, the Banks and the Agents that this Agreement not constitute a novation;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

1.A  AMENDMENT AND RESTATEMENT OF ORIGINAL CREDIT AGREEMENT; NO NOVATION.

     (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company set forth herein and in the other Loan Documents, effective as of the date hereof, the Original Credit Agreement is hereby amended and restated in its entirety and, from and after the date hereof, all references herein to "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Original Credit Agreement, as amended hereby.

     (b) It is expressly understood and agreed by each of the parties hereto that (i) the Obligations (as such term is defined herein) include all "Obligations" (as defined in the Original Credit Agreement) owing on the date hereof (the "Original Obligations"), (ii) the Original Obligations shall be payable hereafter in accordance with the respective terms and provisions hereof and (iii) that this Agreement (x) merely re-evidences, ratifies and confirms the Original Obligations and (y) is in no way intended and shall not be deemed or construed to constitute a novation of the Original Credit Agreement.

1.   DEFINITIONS.

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     1.1  Defined Terms.  The following terms have the following meanings:

     "Acquired Equipment Indebtedness" means, with respect to any specified Person, all Secured Equipment Indebtedness of such specified Person that was incurred by another Person either (a) prior to the acquisition by such specified Person of the Transportation Equipment, or leases thereof, securing such Secured Equipment Indebtedness, or (b) prior to the acquisition by such specified Person of the obligor with respect to such Secured Equipment Indebtedness (but, in each case, only to the extent that at the time of such acquisition, such Secured Equipment Indebtedness does not exceed the fair value of the Transportation Equipment, or leases thereof, securing such Indebtedness). "Acquired Equipment Indebtedness" shall also include all extensions, renewals and refinancings of such Secured Equipment Indebtedness, but, in each case, only to the extent that the principal amount thereof does not exceed the outstanding principal amount of such Secured Equipment Indebtedness immediately prior to such extension, renewal or refinancing.

     "Adjusted Base Rate" means, for any day, an interest rate per annum equal to the sum of (a) the Base Rate and (b) the Applicable Margin, in each case for such day.

     "Adjusted Eurodollar Rate" means, for any day during any Interest Period, with respect to Eurodollar Loans comprising part of the same Borrowing, a rate of interest per annum equal to the sum of (a) the Eurodollar Rate in effect for such Interest Period, (b) the Reserve Charge in effect for such day, and (c) the Applicable Margin in effect for such day.

     "Administrative Agent" means BofA, in its capacity as administrative agent for the Banks hereunder, and any successor administrative agent appointed pursuant to Section 11.9.

     "Administrative Agent-Related Persons" means BofA and any successor agent appointed pursuant to Section 11.9, together with their respective affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and affiliates.

     "Administrative Agent's Payment Office" means the address for payments set forth on Schedule 20 in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify hereunder.

     "Agents" means, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agent.

     "Agreement" means this Credit Agreement.

     "Applicable Margin" means, for any day with respect to any Revolving Loan or Term Out Loan, as the case may be, the respective percentages set forth on
Schedule 1.1(A) corresponding to the Type of such Loan and the higher on such day of the Company's Debt Ratings; provided, that if, at any time, neither of the Rating Agencies rates the Company's long-term senior unsecured debt, then the respective percentages set forth in Column V of Schedule 1.1(A) shall be used to determine the Applicable Margin. Notwithstanding the foregoing, at any time that the Company's Debt Ratings

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differ by more than one level, then, if at such time, (a) the Company maintains an Investment Grade Rating of such debt from both of the Rating Agencies, the rating level immediately below the higher of such two ratings shall be used to determine the Applicable Margin, or (b) the Company maintains an Investment Grade Rating of such debt from either but not both, or from neither of the Rating Agencies, the lower of such two ratings shall be used to determine the Applicable Margin. Any change in the Applicable Margin resulting from a change in a rating of the Company's Debt Rating shall become effective one Business Day after the effective date of such change.

     "Arranger" means Banc of America Securities, LLC, a Delaware limited liability company.

     "Assignee" has the meaning specified in subsection 12.1(a).

     "Assignment and Acceptance" has the meaning specified in subsection
12.1(a).

     "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

     "BofA" means Bank of America National Trust and Savings Association, a national banking association.

     "Balance Sheet Date" means September 30, 1998.

     "Bank" means each of the financial institutions listed on the signature pages hereto and each other financial institution which from time to time becomes a party hereto pursuant to subsection 12.1(a).

     "Base Rate" means, for any day, the higher for such day of: (a) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate"; and (b) 0.50% per annum above the Federal Funds Rate for such day. The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" means a Loan that bears interest based on the Adjusted Base Rate.

     "Borrowing" means (i) a borrowing under Section 2 consisting of Loans of the same Type (and in the case of Eurodollar Loans, having the same Interest Period) made to the Company on the same day by the Banks, or (ii) one or more Borrowings converted or continued by the Borrower under Section 2 on the same day into a Borrowing of Loans of the same Type (and in the case of Eurodollar Loans, having the same Interest Period).

     "Borrowing Date" means, with respect to a Borrowing, the day on which such Borrowing occurs.

     "Business Day" means any day on which commercial banking institutions in Boston, Massachusetts; San Francisco, California; Chicago, Illinois; and New York, New York, are each open for the transaction of banking business; and, if the applicable Business Day relates to any Eurodollar Loan, means such a day on which dealings are carried on in the London dollar interbank market.

     "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     "Capitalized Lease" means any lease with respect to which the obligations of the lessee thereunder are required to be capitalized and included in determining total liabilities of such lessee, in accordance with Financial Accounting Standard No. 13 of the Financial Accounting Standards Board as in effect on the Balance Sheet Date.

     "Cash" means, with respect to any Person, cash and cash equivalents of such Person, in each case as determined in accordance with GAAP.

     "Cash Flow" means, for any period, the sum of (a) Cash Flow From Continuing Operations for such period, (b) Interest Charges for such period, and (c) payments in respect of Lease Obligations (other than any such payments in respect of obligations under Capitalized Leases) for such period, all as determined in accordance with GAAP.

     "Cash Flow From Continuing Operations" means, for any period (a) cash flow from continuing operations for such period minus (b) the aggregate amount of the cash portion of all charges as extraordinary items of expense (if any) made during such period, all determined in accordance with GAAP.

     "Cash Requirements" means, for any period, the sum of (a) Interest Charges (excluding imputed interest, accrued original issue discount and interest payable in kind) for such period, (b) payments (excluding optional prepayments) due and payable in respect of Lease Obligations (other than such Obligations under Capitalized Leases) for such period, and (c) scheduled payments of principal on long-term Indebtedness (including current maturities of long-term Indebtedness) due and payable pursuant to any document relating to the borrowing of money or the obtaining of credit (including any such principal payments in respect of Lease Obligations under Capitalized Leases) for such period, all as determined in accordance with GAAP.

     "Change of Control" means (a) the acquisition by any Person of beneficial ownership (within the meaning of the Securities Exchange Act of 1934 and the rules thereunder as in effect on the date hereof of the Securities and Exchange Commission) of 50% or more of the outstanding common stock of the Parent entitled to vote generally in the election of directors; or (b) individuals who, as of the date hereof, constitute the Board of Directors of the Parent (the "Incumbent Board") cease for any reason to constitute at least a majority of such board; provided, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Parent's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

     "Change of Control Prepayment Date" has the meaning specified in subsection 2.6(b).

     "Closing Date" means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by all Banks (or, in the case of subsection 4.1(b)(iii), by the Person entitled to receive such payment) and the initial Loans are made hereunder.

     "Code" means the Internal Revenue Code of 1986.

     "Collateral Trustee" has the meaning specified in Section 7.1.

     "Commitment" means an amount equal to TWO HUNDRED TWENTY-FIVE MILLION AND NO/100THS DOLLARS ($225,000,000), as such amount may be reduced from time to time pursuant to Section 2.5 and increased pursuant to Section 25.

     "Company" means XTRA, Inc., a Maine corporation.

     "Compliance Certificate" has the meaning specified in subsection 6.2(a).

     "Consolidated" or "consolidated" means, with reference to each such term, that term as applied to the accounts of the Person in question and its Subsidiaries consolidated in accordance with GAAP, after eliminating all intercompany items.

     "Controlled Group" means, collectively, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b), 414(c) or 414(m) of the Code and Section 4001(a)(2) of ERISA.

     "Conversion/Continuation Date" means any date on which, under Section 2.4, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

     "Debt Rating" means the respective ratings assigned to the Company's long-term senior unsecured debt by the Rating Agencies.

     "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

     "Documentation Agent" means The First National Bank of Chicago, a national banking association, in its capacity as documentation agent for the Banks hereunder.

     "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which (unless the Company shall otherwise consent thereto) is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

     "Environmental Matter" means a release of any Hazardous Material into the environment or the generation, treatment, storage or disposal of any Hazardous Material.

     "Environmental Laws" means, collectively, all environmental, health and safety laws, regulations, resolutions, and ordinances applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, including: (a) all regulations, resolutions, ordinances, decrees, and other similar documents and instruments of all courts and Governmental Authorities, whether issued by environmental regulatory agencies or otherwise, and (b) all laws, regulations, resolutions, ordinances and decrees relating to Environmental Matters.

     "Environmental Liability" means any liability under any applicable law for any release of a Hazardous Material caused by the seeping, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Material into the environment, and any liability for the costs of any clean-up or other remedial action, including costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over the Company or any of its Subsidiaries to prevent or minimize any actual or threatened release by the Company or any of its Subsidiaries of any Hazardous Material into the environment.

     "Environmental Proceeding" means any judgment, action, proceeding or investigation pending before any court or Governmental Authority, including, any environmental regulatory body, with respect to or threatened against or affecting the Company or any of its Subsidiaries or relating to the assets or liabilities of any of them, including, in respect of any "facility" owned, leased or operated by any of them under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or under any state, local or municipal statute, ordinance or regulation in respect thereof, in connection with any release of any Hazardous Material into the environment, or with the generation, storage or disposal of any Hazardous Material.

     "Equipment Indebtedness" means, with respect to any Person, (a) all Indebtedness of such Person minus (b) Indebtedness of such Person secured by a lien on all or any part of the real property (including improvements thereon) owned by such Person; provided, that Indebtedness of such Person described in clause (b) above shall be excluded only to the extent that the amount of such Indebtedness does not exceed the greater of the cost or appraised value of the real property and improvements securing such Indebtedness, at the time such Indebtedness was incurred.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "Eurodollar Rate" means, for any Interest Period, with respect to Eurodollar Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16 of 1%) at which BofA would offer dollar deposits for such Interest Period, in an amount approximately equal to BofA's Eurodollar Loan comprising part of such Borrowing, to major banks in the eurodollar market at or about 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

     "Eurodollar Loan" means a Loan that bears interest based on the Adjusted Eurodollar Rate.

     "Event of Default" has the meaning specified in Section 8.

     "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

     "Fee Letter" means the letter agreement dated June 14, 1999, among the Company, the Arranger and the Administrative Agent.

     "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the immediately preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

     "GAAP" means generally accepted accounting principles which (a) are the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect on the Balance Sheet Date; (b) are such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles as in effect on the Balance Sheet Date have been properly applied; and (c) are applied on a basis consistent with prior periods; provided that for purposes of the financial statements required to be delivered pursuant to Section 6.2, and for purposes of Section 6.8, GAAP shall mean generally accepted accounting principles, as in effect from time to time.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guaranty" means the Guaranty dated as of June 30, 1995, executed and delivered by the Parent for the benefit of the Agents and the Banks.

     "Guaranty Ratification" means the Ratification and Confirmation of even date herewith, executed and delivered by the Parent for the benefit of the Agents and the Banks.

     "Hazardous Material" means any substance (i) the presence of which requires or may hereafter require notification, investigation or remediation under any federal, state or local statute, regulation, or rule, ordinance, order, action or policy; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or pollutant" or "contaminant" under any present or future federal, state or local statute, regulation, rule or ordinance or amendments thereto, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
section 9601 et seq.) and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Authority; (iv) the presence of which would endanger the public health or the environment; (v) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; (vi) without limitation, which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or (vii) without limitation, which contains or emits radioactive particles, waves or material, including radon gas.

     "Indebtedness" means, with respect to any Person, (a) the principal amount of all indebtedness of such Person (i) for borrowed money, (ii) for the deferred purchase price of property, unless the price thereof was payable in full within twelve months from the date on which the obligation was created, or (iii) evidenced by notes, bonds or other instruments; (b) all Lease Obligations of such Person; and (c) all guaranties and other contingent obligations of such Person in respect of all indebtedness referred to in the foregoing clauses (a) and (b) of any other Person.

     "Indemnified Liabilities" has the meaning specified in subsection 15.2.

     "Indemnified Person" has the meaning specified in subsection 15.2.

     "Independent Accountant" means a firm of independent public accountants of national reputation selected by the Company or the Parent, as the case may be, which is "independent" as that term is defined in Rule 2-01 of Regulation S-X promulgated by the Securities and Exchange Commission.

     "Interest Charges" means, for any period, all expenses (net of any interest income earned during such period) accrued for interest (including imputed interest, accrued original issue discount and interest payable in kind) on all Indebtedness for such period (including Indebtedness consisting of Lease Obligations in respect of Capitalized Leases, but excluding Indebtedness consisting of Lease Obligations other than Capitalized Leases), all as determined in accordance with GAAP.

     "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter; provided, that if any Interest Period for a Eurodollar Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

     "Interest Period" means, as to any Eurodollar Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a Eurodollar Loan, and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period would end) shall end on the last Business Day of the calendar month in question;

          (iii) no Interest Period for any Revolving Loan shall extend beyond the Term Out Date; and no Interest Period for any Term Out Loan shall extend beyond the Termination Date; and

          (iv) no Interest Period applicable to a Term Out Loan, or any portion thereof, shall extend beyond any date upon which is due any scheduled principal payment in respect of such Loan unless, in each case, the aggregate principal amount of such Loan represented by Base Rate Loans, or by Eurodollar Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

     "Investment" means any loans, capital contributions, advances, transfers of assets (other than transfers for fair value as determined by the transferring Person in good faith) and any purchases and other acquisitions for consideration of evidences of Indebtedness, capital stock or other securities. With respect to a parent corporation's investment in a consolidated Subsidiary, "Investment" shall also include any retained earnings of such Subsidiary reflected on the consolidated balance sheet of such parent and its Subsidiaries.

     "Investment Grade Rating" means, on any day with respect to the Company's long-term senior unsecured debt, a rating (a) of Baa3 or above, if rated by Moody's, (b) of BBB- or above, if rated by S&P and (c) comparable to the foregoing ratings, if rated by another nationally recognized rating agency acceptable to the Banks.

     "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions.

     "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, on Schedule 20, or such other office or offices as such Bank may from time to time notify the Company and the Administrative Agent.

     "Lease Obligation" means, with respect to any Person, all rental obligations of such Person under leases of property (other than electronic data processing, computer and similar equipment and leases of real property) either
(a) which are Capitalized Leases, or (b) if not Capitalized Leases, which are leases of equipment which had an initial term of more than three (3) years (including any renewal terms at the option of the lessor thereof). The amount of Lease Obligations shall be equal to the aggregate value of rentals payable (other than rentals consisting of taxes, indemnities, maintenance items, replacements and other similar charges which are in addition to the basic financial rent for the use of the property) by the lessee thereof during the remaining term thereof, including periods of renewal at the option of the lessor, discounted to present value using the lessee's "incremental borrowing rate at the inception of the lease" in accordance with Financial Accounting Standard No. 13 of the Financial Accounting Standards Board in effect on the Balance Sheet Date.

     "Liabilities" means, with respect to any Person at any date as of which the amount thereof shall be determined, an amount equal (without duplication) to (a) all liabilities of such Person determined in accordance with GAAP plus (b) all Indebtedness of such Person plus (c) the aggregate amount of such Person's reimbursement obligations in respect of letters of credit minus (d) the aggregate deferred income tax liability of such Person.

     "Liens" has the meaning assigned to such term in Section 7.1.

     "Loan" means an extension of credit by a Bank to the Company under Section 2, including each Revolving Loan and Term Out Loan, and may be a Base Rate Loan or Eurodollar Loan (each, a "Type" of Loan).

     "Loan Documents" means, collectively, this Agreement, the Notes, the Fee Letter, the Guaranty Ratification, the Guaranty and such other documents as the parties thereto designate in writing to be Loan Documents.

     "Majority Banks" means, at any time, Banks holding at such time at least 51% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 51% of the Commitments.

     "Material Adverse Effect" means, with respect to any Person, a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of such Person and its Subsidiaries taken as a whole.

     "Moody's" means Moody's Investors Services, Inc. or any successor thereto performing the same function.

     "Multi-employer Plan" means a "Multi-employer Plan" as defined in Section 4001(a)(3) of ERISA with respect to which the Company or any other member of a Controlled Group is making, or is obligated to make, contributions or has made, or been obligated to make, contributions.

     "Net Book Value" means, with respect to Transportation Equipment of any Person, (a) in the case of Transportation Equipment owned by such Person and leased by such Person as lessor under leases the rentals from which are carried as a finance lease receivable on the balance sheet of such Person in accordance with GAAP, the sum of (i) the net amounts carried as receivables on the balance sheet of such Person in respect of such leases, and (ii) the residual value of all Transportation Equipment subject to such leases, all computed in accordance with GAAP; (b) in the case of other Transportation Equipment owned by such Person, the initial cost of the Transportation Equipment to such Person as carried on the balance sheet of such Person depreciated by such Person in accordance with GAAP and in accordance with the depreciation schedule for such Transportation Equipment set forth on Schedule 6.12; (c) in the case of Transportation Equipment leased by such Person as lessee under a Capitalized Lease, the amount shown on the asset side of the balance sheet of such Person in accordance with Financial Accounting Standard No. 13 adopted by the Financial Accounting Standards Board, as in effect on the Balance Sheet Date in respect of such Transportation Equipment; and (d) in the case of Transportation Equipment leased by a Person as lessee under a lease which is not a Capitalized Lease but which is included as a Lease Obligation under this Agreement, the amount of such Lease Obligation.

     "Net Income" means, for any period, the net income or loss, as the case may be, for such period after eliminating all extraordinary items of income, as determined in accordance with GAAP.

     "Net Worth" means, at any date as of which the amount thereof shall be determined with respect to any Person, the sum of the following amounts which would be set forth on a balance sheet of such Person on such date, in each case as determined in accordance with GAAP: (a) the par value (or values stated on the books of such Person) of the capital stock of all classes of such Person, other than capital stock held in the treasury of such Person, plus (b) the amount of the surplus, whether capital or earned, of such Person, minus (c) the amount which would be carried in the asset side of such balance sheet of such Person in respect of goodwill, trade names, trademarks, patents, unamortized debt issuance expense and other intangibles, minus (d) any increase in the net book value of fixed assets arising from a revaluation thereof after September 30, 1998.

     "Non-Use Fee" has the meaning specified in Section 2.9(b).

     "Note" means a promissory note executed by the Company in favor of a Bank, in substantially the form of Exhibit A.

     "Notice of Borrowing" means a notice in substantially the form of Exhibit
B.

     "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit C.

     "Obligations" means all unsatisfied indebtedness, obligations and liabilities of the Company to any Bank, Agent or Indemnified Person, arising or incurred under this Agreement or in respect of the Loans made or any notes or other instruments at any time evidencing any of the foregoing, whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

     "Original Obligations" has the meaning specified in subsection 1.A(b).

     "Original Credit Agreement" has the meaning specified in the Premises hereof.

     "Other Taxes" means any present or future stamp or documentary taxes or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

     "Parent" means XTRA Corporation, a Delaware corporation.

     "Participant" has the meaning specified in subsection 12.2.

     "PBGC" means the Pension Benefit Guaranty Corporation, created by Section 4002 of ERISA, and any Governmental Authority succeeding to any of its principal functions under ERISA.

     "Person" means any individual, corporation (including a business trust), partnership, trust, unincorporated association, joint stock company or other legal entity or organization and any government or agency or political subdivision thereof.

     "Plan" means, at any time, an employee pension benefit plan as defined in
Section 3(2) of ERISA (including Multi-employer Plans) that at such time is either: (a) maintained by any member of a Controlled Group, or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any member of a Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Pro Rata Share" means, as to any Bank, the percentage amount (expressed as a decimal, rounded to the eighth decimal place) set forth on Schedule 1.1(B) with respect to such Bank.

     "Purchase Money Equipment Indebtedness" means, with respect to any Person, all Indebtedness of such Person which is Secured Equipment Indebtedness and which is incurred to finance the purchase of Transportation Equipment if such Indebtedness (a) shall have been incurred within one hundred and eighty (180) days of the acquisition of such Transportation Equipment by the Person whose Purchase Money Equipment Indebtedness is being determined and (b) does not exceed in principal amount the initial cost of such Transportation Equipment and shall include all extensions, renewals and refinancings of such Indebtedness not in excess of the principal amount thereof outstanding immediately prior to such extension, renewal or refinancing. The initial cost of Transportation Equipment may include, in addition to the purchase price thereof and the purchase price of all accessories and equipment installed thereon, all freight, delivery and handling charges, excise, sales and use taxes and all other amounts which may be capitalized and included in the cost of the equipment under GAAP.

     "Rating Agencies" means Moody's and S&P (or any other nationally recognized rating agency acceptable to the Administrative Agent and the Banks that may be substituted for Moody's or S&P).

     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its assets or to which such Person or any of its assets is subject.

     "Reserve Charge" means, for any day for any Interest Period, with respect to Eurodollar Loans comprising part of the same Borrowing, a percentage amount equal to the difference of (a) a fraction (expressed as a percentage) the numerator of which is the Eurodollar Rate (expressed as a decimal) and the denominator of which is one minus the Reserve Rate, minus (b) the Eurodollar Rate (as so expressed).

     "Reserve Rate" means, for any day for any Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

     "Revolving Loan" has the meaning specified in subsection 2.1(a).

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto performing the same function.

     "Secured Equipment Indebtedness" means, with respect to any Person, all Indebtedness which is secured by any Lien on the Transportation Equipment of such Person or on leases by such Person of any such Transportation Equipment and includes all Lease Obligations. Transportation Equipment which is subject to a lease or contract which is included as a Lease Obligation is deemed to secure the Indebtedness evidenced thereby.

     "Secured Indebtedness" means, with respect to any Person, all Indebtedness which is secured by any Lien on any asset of such Person or on any lease by such Person of any such assets, and includes all Lease Obligations of such Person.

     "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

     "Syndication Agent" means BankBoston, N.A., in its capacity as syndication agent for the Banks hereunder.

     "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agents, taxes imposed on such Person's net income and franchise taxes imposed on such Person, except in a jurisdiction in which such Person is not doing any business except making loans to the Company hereunder.

     "Term Out Date" means June 30, 2001; provided, that upon (a) written request of the Company to the Administrative Agent not later than thirty (30) days prior to the date set forth above and (b) the prior written consent of each of the Banks (such consent to be given in the sole discretion of such Bank), the Term Out Date shall be such later date as the Banks and the Company may agree upon.

     "Term Out Loan" has the meaning specified in subsection 2.1(b).

     "Termination Date" means the fifth anniversary of the Term Out Date.

     "Transportation Equipment" means containers, trucks, tractors, trailers, chassis, cranes, portable ramps, lifting equipment, railroad rolling stock, modular office units and mobile office trailers, and includes all accessories and attachments thereto.

     "Type" has the meaning specified in the definition of "Loan."

     "United States" and "U.S." each mean the United States of America.

     "Utilization Fee" means, at any time, the then applicable Utilization Fee, determined as set forth on Schedule 1.1(A).

     "Welfare Plan" means, with respect to any member of a Controlled Group at any time, an employee welfare benefit plan as defined in Section 3(1) of ERISA that is maintained for the employees of such member at such time.

      1.2 Other Interpretive Provisions.

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

          (ii) The term "including" is not limiting and means "including without limitation."

          (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including"

     (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all exhibits and schedules thereto, subsequent amendments, restatements and other modifications thereof, and supplements thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

     (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

     (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

     (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by respective counsel to the Agents, the Banks and the Company and are the products of all parties. Accordingly, they shall not be construed against any Agent or Bank merely because of such Person's involvement in their preparation.

     (h) As used in the definition of the term "Applicable Margin" and Section 2.9, the term "rating" shall include "preliminary" or "indicative" senior debt ratings or their equivalents.

      1.3 Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP.

2.  THE CREDIT FACILITIES.

    2.1 Amounts and Terms of Commitments.
        --------------------------------

      (a) The Revolving Credit. Each Bank severally agrees, on the terms and conditions set forth herein, upon request of the Company to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Term Out Date, in an aggregate outstanding amount not to exceed at any time such Bank's Pro Rata Share of the Commitment; provided, that, after giving effect to any Borrowing of Revolving Loans, the aggregate outstanding amount of the Revolving Loans shall not exceed the Commitment in effect at such time. Within the limits of each Bank's Pro Rata Share of the Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.1(a), prepay under Section 2.6 and reborrow under this subsection 2.1(a).

     (b) The Term Out Credit. Each of the Banks severally agrees, on the terms and conditions set forth herein, upon not less than five Business Days' prior written notice from the Company to the Administrative Agent (which shall promptly notify each Bank of its receipt of such notice and of the amount of such Bank's Pro Rata Share of the aggregate principal amount of the Term Out Loans requested), to convert, on the Term Out Date, all or any portion of each Revolving Loan outstanding in favor of such Bank on such date into a term loan in an equal amount (each such converted Revolving Loan, a "Term Out Loan"), so long as on such date the aggregate amount of all (or the same portion) of the outstanding Revolving Loans of each of the other Banks shall also be so converted. Term Out Loans which are subsequently repaid or prepaid by the Company may not be reborrowed.

     2.2 Notes. The Loans made by each Bank shall be evidenced by one or more Notes. Each Bank shall record in its records or, at its option, endorse on the schedules annexed to its Note(s), the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note(s); provided, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

     2.3  Procedure for Borrowing.

     (a) Each Borrowing (including any Borrowing on the Closing Date) shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing, which notice must be received by the Administrative Agent prior to 9:00 a.m. (San Francisco time),
(i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans; and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

          (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof (and the respective portions, if any, thereof comprised of Revolving Loans or Term Out Loans);

          (B)  the requested Borrowing Date, which shall be a Business Day;

          (C)  the Type of Loans comprising the Borrowing; and

          (D) the duration of the Interest Period applicable to any Eurodollar Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Eurodollar Loans, such Interest Period shall be one month.

     (b) The Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

     (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Company by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Company of like funds as received by the Administrative Agent.

     (d)  After giving effect to any Borrowing, there may not be more than ten
(10) different Interest Periods in effect.

     2.4  Conversion and Continuation Elections.

     (a) The Company may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.4(b):

          (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Eurodollar Loans, to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of the other Type; or

          (ii) elect, as of the last day of the applicable Interest Period, to continue as Eurodollar Loans for another Interest Period any Eurodollar Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Eurodollar Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to less than $1,000,000, such Eurodollar Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Eurodollar Loans, as the case may be, shall terminate.

     (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 9:00 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Eurodollar Loans; and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

          (A)  the proposed Conversion/Continuation Date;

          (B) the aggregate amount of Loans to be converted or continued (and the respective portions, if any, thereof comprised of Revolving Loans or Term Out Loans);

          (C) the Type of Loans resulting from the proposed conversion or continuation; and

          (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

     (c) If upon the expiration of any Interest Period applicable to Eurodollar Loans, the Company has failed to select timely a new Interest Period to be applicable to such Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

     (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans held by each Bank with respect to which the notice was given.

     (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as a Eurodollar Loan.

     (f) After giving effect to any conversion or continuation of Loans, there may not be more than ten (10) different Interest Periods in effect.

     2.5 Voluntary Termination or Reduction of Commitment. The Company may, upon not less than five Business Days' prior notice to the Administrative Agent (which shall promptly notify each Bank thereof), terminate the Commitment, or permanently reduce the Commitment by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Revolving Loans made on the effective date thereof, the then-outstanding principal amount of the Revolving Loans would exceed the amount of the Commitment then in effect. Once reduced in accordance with this Section 2.5, the Commitment may not be increased. Any reduction of the Commitment shall be applied to each Bank according to its Pro Rata Share.

     2.6  Prepayments.

     (a) Optional Prepayments. Subject to Section 3, the Company may, at any time or from time to time, upon not less than (a) in the case of Base Rate Loans, one Business Day's irrevocable notice to the Administrative Agent, and
(b) in the case of Eurodollar Loans, three Business Days' irrevocable notice to the Administrative Agent (which shall in each case promptly notify each Bank thereof), ratably prepay Loans in whole or in part, in minimum amounts of $1,000,000 or any multiple of $100,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment, whether the Loans to be prepaid are Revolving Loans or Term Out Loans, and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together, if such prepayment is a prepayment of Eurodollar Loans, with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3. Optional prepayments of Term Out Loans shall be applied on a pro rata basis to remaining scheduled installments of principal thereon.

     (b) Mandatory Prepayment Upon Change of Control. No later than the date of the occurrence of any Change of Control, the Company shall give written notice thereof to the Administrative Agent accompanied by a certificate of the president of the Company specifying the nature of such Change of Control and the date on which such Change of Control occurred. Such notice shall (a) contain the written, irrevocable offer of the Company to prepay in full all Obligations of the Company (including, without limitation, all Obligations under Section 3 hereof) on a date (the "Change of Control Prepayment Date") specified in such notice (which date shall in no event be later than the date which is five(5) Business Days after the date such Change of Control shall have occurred), (b) state that, unless the Company receives written notice to the contrary from the Administrative Agent at the direction of the Majority Banks not later than one Business Day prior to the Change of Control Prepayment Date, the Company's offer to prepay under this Section 2.6(b) shall be deemed to have been accepted by the Administrative Agent at the direction of the Majority Banks, (c) state the outstanding principal amount under each of the Notes as of the date of such notice and (d) contain such additional information as the Administrative Agent or any Bank shall reasonably request. If the Company does not receive written notice from the Administrative Agent on or before the Business Day preceding the Change of Control Prepayment Date, of the election of the Administrative Agent at the direction of the Majority Banks not to accept the offer of the Company to prepay as described above, all Obligations shall become immediately due and payable by the Company on the Change of Control Prepayment Date.

     2.7  Repayment.

     (a) The Revolving Credit. Unless and to the extent such Loans are converted on such date to Term Out Loans pursuant to subsection 2.1(c), the Company shall repay to the Banks on the Term Out Date the aggregate principal amount of Revolving Loans outstanding on such date.

     (b) The Term Out Credit. The Company shall repay the Term Out Loans in twenty (20) substantially equal installments on the last Business Day of each consecutive calendar quarter, commencing with the first such date to occur after the Term Out Date, with a final installment on the Termination Date in an amount necessary to repay in full the then outstanding principal amount of the Term Out Loans, plus all accrued and unpaid interest thereon.

     2.8  Interest.

     (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Adjusted Eurodollar Rate or the Adjusted

Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.4).

     (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Eurodollar Loans under Section 2.6 for the portion of the Eurodollar Loans so prepaid and upon payment (including prepayment) in full of the Loans and also, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Banks.

     (c) Notwithstanding subsection (a) of this Section 2.8, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the interest rate otherwise applicable hereunder plus two percent (2%).

     (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

     2.9  Fees.

     (a) Arrangement, Agency Fees. The Company shall pay all of the fees payable under the Fee Letter as and when such fees become due and payable pursuant to the terms thereof.

     (b) Utilization Fee and Non-Use Fee. The Company shall pay to the Administrative Agent for the account of each Bank:

          (i) the applicable Utilization Fee per annum on the total amount of Loans outstanding for each calendar quarter during the period from the Closing Date to the Term-Out Date in the which the average outstanding aggregate principal balance of the Loans exceeds 33 1/3% of the Commitment in effect for such calendar quarter; and

          (ii) a fee (the "Non-Use Fee") for the period from the Closing Date to the Term Out Date at the per annum rate set forth on Schedule 1.1(A) corresponding to the higher of the Company's Debt Ratings on such Bank's Pro Rata Share of the Commitment;

provided, that, if at any time, neither of the Rating Agencies rates the Company's long-term senior unsecured debt, then the respective percentages set forth in Column V of Schedule 1.1(A) shall be used to determine the Utilization Fee and Non-Use Fee, respectively. Notwithstanding the foregoing, at any time that the Company's Debt Ratings differ by more than one level, then, if at such time, (a) the Company maintains an Investment Grade Rating of such debt from both of the Rating Agencies, the rating level immediately below the higher of such two ratings shall be used to determine the Utilization Fee and Non-Use Fee respectively and (b) the Company maintains an Investment Grade Rating of such debt from either but not both, or from neither of the Rating Agencies, the lower of such two ratings shall be used to determine the Utilization Fee and Non-Use Fee, respectively. Any change in the Utilization Fee and Non-Use Fee resulting from a change in a Debt Rating shall become effective one Business Day after the effective date of such change. The Utilization Fee and Non-Use Fee shall in each case be calculated for the number of actual days elapsed in the then ending quarter, and computed on the actual number of days elapsed and a year of 360 days, except that the Utilization Fee for the first calendar quarter shall be calculated for the period beginning with the Closing Date. The Utilization Fee and Non-Use Fee shall in each case be payable in arrears on or before the fifth (5th) Business Day following the last day of each calendar quarter, and if the Term Out Date occurs on any day other than the last day of a calendar quarter, on or before the fifth (5/th/)Business Day following the Term Out Date.

     2.10  Computation of Interest.

     (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

     (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

     2.11  Payments by the Company.

     (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 12:00 noon (San Francisco time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 12:00 noon (San Francisco time) may be deemed by the Administrative Agent to have been received on the following Business Day, in which case any applicable interest or fee shall continue to accrue. The Administrative Agent shall be entitled to debit any general account of the Company with the Administrative Agent in the amount of any payment to be made by the Company when due in order to effect timely payment thereof; provided, however, that the Administrative Agent shall promptly notify the Company that its account has been so debited.

     (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment of principal, interest or fees is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

     (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

     2.12  Payments by the Banks to the Administrative Agent.

     (a) Unless the Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, no later than 10:00 a.m. (San Francisco time) on the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds to the extent required by the terms of this Agreement and the Administrative Agent in such circumstances has made available to the Company such amount, such Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day from the date such amount was made available by the Administrative Agent to the Company until the date on which such Bank makes such amount available to the Administrative Agent. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

     (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

3.   TAXES, YIELD PROTECTION AND ILLEGALITY
     --------------------------------------

     3.1  Taxes.

     (a) Any and all payments by the Company to any Bank or the Administrative Agent under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes, unless the Company is required by law to make such deduction or withholding. In addition, the Company shall pay all Other Taxes.

     (b) The Company agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Bank or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, that the Company shall have the right to contest, reasonably and in good faith to the appropriate Governmental Authorities, whether such Taxes or Other Taxes were correctly or legally asserted if the Company has set aside on its books provisions reasonably adequate for the payment of such Taxes or Other Taxes. Payment under this indemnification shall be made within thirty
(30) days after the date any Bank or the Administrative Agent makes written demand therefor.

     (c) If the Company shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then:

          (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

          (ii) the Company shall make such deductions and withholdings; and

          (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

Each Bank agrees that if, after the payment by the Company of any such additional amount, any amount identifiable as a part thereof is subsequently recovered or used as a credit by such Bank, such Bank shall reimburse the Company to the extent of the amount so recovered or used. A certificate of any officer of such Bank setting forth the amount of such Tax or recovery or use and the basis therefor shall, in the absence of manifest error, be conclusive.

     (d) The provisions of subsections (a), (b) and (c) of this Section 3.1 shall not apply to any Bank which fails to comply with the provisions of Section
11.10 hereof.

     (e) Within thirty (30) days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent or the relevant Bank, as the case may be.

     (f) If the Company is required to pay additional amounts to any Bank or the Administrative Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

     3.2  Illegality.

     (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Eurodollar Loans, then, on notice thereof by such Bank to the Company through the Administrative Agent, any obligation of such Bank to make Eurodollar Loans shall be suspended until such Bank notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

     (b) If a Bank determines that it is unlawful to maintain any Eurodollar Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full such Eurodollar Loans of Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if such Bank may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Eurodollar Loan. If the Company is required to so prepay any Eurodollar Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

     (c) If the obligation of any Bank to make or maintain Eurodollar Loans has been so terminated or suspended, the Company may elect, by giving notice to such Bank through the Administrative Agent that all Loans which would otherwise be made by such Bank as Eurodollar Loans shall be instead Base Rate Loans.

     (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Eurodollar Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

     3.3  Increased Costs and Reduction of Return.

     (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by such Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Eurodollar Loans (which increase is not otherwise reflected in amounts payable by the Company hereunder), then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient, in the good faith judgment of such Bank, to compensate such Bank for such increased costs.

     (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof or (iii) compliance by such Bank (or its Lending Office) or any corporation controlling such Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Bank, such Bank shall promptly after its determination of such occurrence give notice to the Company of (a) the occurrence thereof, and (b) the additional amount payable by the Company which in such Bank's reasonable determination will compensate such Bank or such corporation controlling such Bank for such reduction and, subject to the further terms of this paragraph, such amount shall be due and payable by the Company to such Bank at the time of such notice. If, at the time of notice to the Company that amounts are due under this subsection 3.3(b), the Company and such Bank disagree as to the amounts payable, then the Company and such Bank shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate such Bank for such reduction. If the Company and such Bank are unable to agree to such adjustment, then, unless the Commitments shall have been terminated or any amount on which adjustments are to be made under this subsection 3.3(b) has been prepaid in full, as the case may be, commencing on the thirty first (31st) day following such notice (but not earlier than the effective date of such introduction, change or compliance), the fees payable hereunder shall increase by an amount which will, in such Bank's reasonable determination, compensate such Bank for such reduction, such Bank's determination of such amount to be conclusive and binding on the Company, absent manifest error. In determining such amount, such Bank or such corporation controlling such Bank may use any reasonable methods of averaging, allocating or attributing such reduction among their respective customers.

     3.4 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of:

          (a) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation; or

          (b) the prepayment or other payment (including after acceleration thereof) of a Eurodollar Loan on a day prior to the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Loans or from fees payable to terminate the deposits from which such funds were obtained.

     3.5 Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan, or that the Adjusted Eurodollar Rate applicable pursuant to subsection 2.8(a) for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Administrative Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Eurodollar Loans hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Loans.

     3.6 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Section 3 shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

     3.7 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a notice pursuant to Section 3.2 that it is unlawful for such Bank to maintain Eurodollar Loans, or of a claim by such Bank for compensation under Section 3.3, the Company may: (i) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (ii) designate a replacement bank or other financial institution. Any such designation of a replacement bank or other financial institution under this Section 3.7 shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).
Nothing in this Section 3.7 is intended or shall be deemed to require any Affected Bank to accept less than payment in full of the aggregate then outstanding principal balance of the Loans made by such Affected Bank (together with then accrued interest and fees payable with respect thereto and all other amounts payable to such Bank hereunder) in connection with the replacement of such Affected Bank by any other Person hereunder.

     3.8  Survival.  The agreements and obligations of the Company in this
Section 3 shall survive the payment of all other Obligations and the termination of this Agreement.

4.   CONDITIONS PRECEDENT
     --------------------

     4.1 Conditions of Initial Loans. The obligation of each Bank to make its initial Loan hereunder is subject to the following conditions precedent:

     (a) the Administrative Agent has received on or before the Closing Date all of the following, in form and substance satisfactory to the Administrative Agent and each Bank, and in sufficient copies for each Bank:

          (i) Credit Agreement and Notes. This Agreement duly executed by each party hereto and the Notes, duly executed by the Company;

          (ii) Other Documents. Each of the other documents described on Exhibit D hereto, in each case in form and substance satisfactory to the Administrative Agent and each of the Banks;

          (iii) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses under this Agreement and the other Loan Documents, to the extent then due and payable on the Closing Date;

          (iv) Officer's Certificate. A certificate signed by the Chief Financial Officer or Treasurer of the Company, dated as of the Closing Date, stating that:

               (1) the representations and warranties contained in Section 5 are true and correct on and as of such date, as though made on and as of such date;

               (2) no Default or Event of Default exists or would result from the initial Borrowing; and

               (3) there has not occurred since September 30,1998, any material adverse change in the assets, liabilities (actual or contingent), operations, business, properties, condition (financial or otherwise) or prospects of the Parent, the Company and their respective Subsidiaries taken as a whole; and

          (v) Other Documents. Such other approvals, opinions, documents or materials as any Bank may reasonably request.

     4.2 Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan (whether under subsection 2.1(c) or Section 2.4) is in each case subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or on the Term Out Date or, except in the case of conversions and continuations of Loans under Section 2.4, with respect to which the condition set forth in paragraph (b) below shall not apply, the Conversion/Continuation Date, as the case may be:

     (a) Notice. The Administrative Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing, Notice of Conversion/Continuation or other notice, as applicable;

     (b) Continuation of Representations and Warranties. The representations and warranties in Section 5 shall be true and correct in all material respects on and as of such Borrowing Date, or on and as of the Term Out Date, as the case may be, with the same effect as if made on and as of such date, except to the extent that the facts upon which such representations and warranties are based may be changed by transactions permitted or contemplated hereby or such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date; and

     (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing and Notice of Conversion/Continuation submitted by the Company hereunder, and any notice submitted by the Company pursuant to subsection 2.1(c), shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date, as the case may be, that the applicable conditions in this Section 4.2 are satisfied.

5.   REPRESENTATIONS AND WARRANTIES.
     ------------------------------

     The Company represents and warrants to the Agents and each Bank that:

     5.1 Corporate Existence and Good Standing. The Company and each of its Subsidiaries, (a) are corporations duly organized, validly existing and in good standing under the laws of the respective jurisdictions in which they are incorporated, (b) have corporate power to own their property and conduct their respective businesses as now conducted and as presently contemplated, and (c) are duly qualified to do business and in good standing as foreign corporations in each jurisdiction where the conduct of their business or the nature of their assets require such qualification and as to which the failure so to be qualified could singly or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company.

     5.2 Corporate Power; Consent; Absence of Conflict with Other Agreements. The execution, delivery and performance of this Agreement and the other Loan Documents by the Company and the borrowings and transactions contemplated hereby:

     (a) are within the corporate powers of the Company, have been duly authorized by all necessary corporate action, and do not and will not contravene any provision of law applicable to it or any contractual restriction binding on or affecting it;

     (b) do not require any approval or consent of, or filing with, any Governmental Authority bearing on the validity of such documents and borrowings which is required by law or regulation of any Governmental Authority, except for those which have been duly obtained or made and are in full force and effect, and are not in contravention of the terms of the Company's charter documents or by-laws, or any amendment thereof, and are not in contravention of the terms of the charter documents or by-laws, or any amendment thereof, of any Subsidiary of the Company;

     (c) will not conflict with or result in any breach or contravention of or the creation of any lien (other than Liens permitted under Section 7.1) under any document to which the Company or any of its Subsidiaries is a party or by which the Company or any Subsidiary is bound and which is material to the Company and its Subsidiaries taken as a whole; and

     (d) are and will be duly executed, valid and legally binding obligations of the Company and are and will be enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

     5.3 Title to Properties. The Company and each of its Subsidiaries have good and valid title to all properties, assets and rights of every name and nature now purported to be owned by the Company or such Subsidiary which are material to the business of the Company and its Subsidiaries, on a consolidated basis, free from all defects, liens, charges and encumbrances whatsoever, other than statutory and other similar non-consensual liens and insubstantial defects in title which do not materially detract from the value, or impair the use of, the affected properties, and liens permitted under Section 7.1. The Company and each of its Subsidiaries possess all patents, patent applications, patent licenses, copyrights, trademarks, service marks and trade names and rights with respect to the foregoing necessary for the conduct of the respective businesses of the Company and its Subsidiaries substantially as now conducted without any known conflict with the rights of others except conflicts which are not in the aggregate material to the business of the Company and its Subsidiaries, on a consolidated basis.

     5.4 Financial Statements. The Company has furnished to the Banks the following: (a) (i) consolidated balance sheet as of September 30, 1998 and related consolidated statements of operations, stockholders' equity and cash flows of the Parent and its Subsidiaries for the fiscal year then ended, all certified by the Parent's Independent Accountant, (ii) consolidating balance sheet as of September 30, 1998 and related consolidating statement of operations of the Parent and its Subsidiaries, (iii) consolidated and consolidating balance sheets as of September 30, 1998 of the Company and its Subsidiaries, and related statements of operations; and (b) as of March 31, 1999 or for the quarterly fiscal period then ended (i) a consolidated balance sheet and related consolidated statements of operations, stockholders' equity and cash flows of the Parent and its Subsidiaries, (ii) a consolidating balance sheet and consolidating related statement of operations of the Parent and its Subsidiaries for the portion of the fiscal year then ended, and (iii) consolidated and consolidating balance sheets and statements of operations of the Company and its Subsidiaries. The balance sheets, statements of operations, stockholders' equity and cash flows described above (i) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods specified, except where such principles are inconsistent with the applicable provisions of regulatory authorities having jurisdiction in the premises (and such exception has been noted to the Banks and explained in reasonable detail in the applicable statements), and (ii) present fairly the financial position of the Parent and its Subsidiaries and the Company and its Subsidiaries as of the dates thereof, subject, with respect to unaudited statements, to year end audit adjustments.

     5.5 Holding Company and Investment Company Acts. Neither the Company nor any of its Subsidiaries is a "registered holding company, or a "subsidiary company" of a "registered holding company", or an "affiliate" of a "registered holding company" or of a "subsidiary company" of a "registered holding company", as each of such terms is defined in the Public Utility Holding Company Act of 1935. Neither the Company nor any of its Subsidiaries is a "registered investment company" or an "affiliated company" or a "principal underwriter" of a "registered investment company", as each of such terms is defined in the Investment Company Act of 1940.

     5.6 Litigation. There is no action, suit, investigation or proceeding pending, or to the knowledge of any officer of any of such Persons, threatened against the Parent or any of its Subsidiaries, before any court or administrative agency which, by itself or taken together with other such litigation, involves an amount not covered by insurance material to the Parent and the Company, and their Subsidiaries, on a consolidated basis, nor is any substantial basis for any such litigation known to exist.

     5.7 No Materially Adverse Contracts. Neither the Parent, the Company, nor any of their respective Subsidiaries, is subject to any indenture, bond, note, agreement or charter, corporate or other legal restriction, or any judgment, decree, order, rule, ordinance, resolution or regulation which could singly or in the aggregate reasonably be expected to have a Material Adverse Effect on the Parent. Neither the Parent, the Company, nor any of their respective Subsidiaries, is a party to any contract or agreement which has had, or could reasonably be expected to have, a Material Adverse Effect on the Parent.

     5.8 Compliance with Other Instruments; Laws. Neither the Parent, the Company, nor any of their respective Subsidiaries, is in violation of any provision of its charter documents or by-laws or any document by which it or any of its properties may be bound, or any decree, order, judgment, or, to the knowledge of any officer of any of such Persons, any statute, license, rule or regulation, in each case in a manner which could reasonably be expected to, singly or in the aggregate, (i) result in the imposition of substantial penalties material to the Parent, the Company and their respective Subsidiaries, taken as a whole, or (ii) have a Material Adverse Effect on the Parent.

     5.9 Taxes. All federal, state and other tax returns of the Parent, the Company and each of their Subsidiaries required by law to be filed have been filed, and all federal, state and other taxes, assessments and other governmental charges upon each of such Persons or their properties which are due and payable have been paid. The Parent has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods for which such returns have been filed to the extent such provisions are required by GAAP.

     5.10 No Default. No Default or Event of Default exists at the delivery of this Agreement.

     5.11 Use of Proceeds. The proceeds of all Loans will be used by the Company for working capital, capital expenditures and other general corporate purposes. No portion of the Loans is to be or will be used for the purpose of purchasing or carrying any "margin security" or "margin stock" of an issuer as such terms are used in Regulations G and U of the Board of Governors of the Federal Reserve System, 12 C.F.R. 207 and 221, in violation of such Regulations G and U.

     5.12 ERISA. Except as set forth in Schedule 5.12, neither the Parent, the Company nor any of their respective Subsidiaries (i) has or maintains, or has during the past five years maintained or established, any Plan or Welfare Plan, or (ii) is, or during the past five years has been, a participating employer in any Plan under which more than one employer makes contributions described in Sections 4063 and 4064 of ERISA or a Multi-employer Plan. All such Plans and Welfare Plans so scheduled have been maintained, operated and funded in all material respects in compliance with the requirements of ERISA, the Code and applicable law. The Parent, the Company and each of their respective Subsidiaries have funded all of their respective obligations to any Multi-employer Plans.

     5.13 Licenses and Approval. Each of the Company and its Subsidiaries has all necessary licenses, permits and governmental authorizations, including, licenses, permits and authorizations relating to Environmental Matters, to own and operate its properties and to carry on its business as now conducted, except where the failure to do so could not singly or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company and could not reasonably be expected to have an adverse effect on the enforceability of any of the Loan Documents.

     5.14 Condition of Assets. All of the respective assets of the Company and its Subsidiaries which are reasonably necessary for the operation of the business of the Company and its Subsidiaries, taken as a whole, are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used.

     5.15  Subsidiaries.  Except for certain inactive Subsidiaries, Schedule
5.15 attached hereto correctly identifies all Subsidiaries of the Parent and the Company. All of the issued and outstanding shares of the capital stock of each such Subsidiary are duly issued and outstanding, fully paid and non-assessable and, except for directors' qualifying shares and shares issued solely for the purpose of satisfying local requirements concerning the minimum number of shareholders, are owned by the Parent, the Company or a Subsidiary thereof free and clear of any mortgage, pledge, lien, encumbrance, charge or restriction on transfer.

     5.16 Full Disclosure. None of the financial statements nor any balance sheet, nor any certificate, opinion, or any other statement made or furnished in writing to the Administrative Agent or any Bank by or on behalf of the Parent, the Company or any of their respective Subsidiaries in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state, under the circumstances in which made, a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There are no facts known to the Company which singly or in the aggregate have, or could reasonably be expected now or in the foreseeable future to have, a Material Adverse Effect on the Parent, which fact was required to be and was not set forth in the Parent's reports and filings, if any, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     5.17 Year 2000 Compliance. The Company has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could reasonably be expected to affect in any material respect by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan substantially in accordance with that timetable. Based on the foregoing, the Company reasonably believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that any failures to do so singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

6.   AFFIRMATIVE COVENANTS.
     ---------------------

     The Company covenants and agrees that, so long as any portion of the Commitments remains outstanding or until such date as the Loans and all other Obligations have been paid and satisfied in full, whichever shall later occur, it will and each of its Subsidiaries will:

     6.1 Punctual Payment. Duly and punctually pay or cause to be paid principal and interest and all other sums due under this Agreement and the Notes in accordance with the terms hereof and thereof.

     6.2  Financial Statements. Furnish to the Banks:

     (a) as soon as practicable and in any event within ninety (90) days after the end of each of the first three quarterly periods of each fiscal year of the Parent and the Company, financial statements of the type set forth in subsection 5.4(b) hereof for each of the Company and the Parent as of the end of each of such quarterly periods or for the respective fiscal periods then ended and for the period from the beginning of the current fiscal year to the end of such period, setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, subject to changes resulting from audit and year-end adjustments, and certified by the principal financial officers of the Parent and the Company, who shall also provide a certificate and covenant compliance worksheet in the form of Exhibit E as to the computations evidencing compliance by the Company with Sections 7.2 through 7.5 (the "Compliance Certificate");

     (b) as soon as practicable and in any event within 120 days after the end of each fiscal year of the Parent and the Company, audited financial statements of the type set forth in subsection 5.4(a) hereof as of the end of such year and for the fiscal year then ended, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP and, with respect to the Parent, such consolidated balance sheets and statements, and with respect to the Parent and its Subsidiaries, such consolidating balance sheets and statements accompanied by a report and opinion of the Independent Accountant, which report and opinion shall have been prepared in accordance with generally accepted auditing standards, and all such financial statements in all cases shall be certified by the principal financial officer of the Parent or the Company, as the case may be; provided, that at any time that the assets of the Company and its consolidated Subsidiaries comprise less than 85% of the consolidated assets of the Parent and its Subsidiaries (including the Company and its Subsidiaries), the Company shall furnish to the Bank, within the time period set forth above, the consolidated audited financial statements as described above in this Section 6.2(b) for the Company and its Subsidiaries, accompanied by a report and opinion of the Independent Accountant, which report and opinion shall have been prepared in accordance with generally accepted auditing standards, and all such financial statements shall be certified by the principal financial officer of the Company.

     (c) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Parent, the Company or any Subsidiary to stock holders, and of all regular and periodic reports filed by the Parent, the Company or any Subsidiary with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission; and

     (d) from time to time any such information regarding the financial and other affairs of the Parent, the Company, or any of their respective Subsidiaries as may reasonably be requested by any Bank, including, copies of all letters issued by the Independent Accountant or other management consultants with respect to any material inadequacies in the Company's internal control systems, and copies of the corporate documents of the Company and each of the Subsidiaries.

     At the time of each delivery of financial statements pursuant to subsection 6.2(b), the Company shall furnish a statement of the Independent Accountant addressed to the Administrative Agent and the Banks that such accountant has caused the provisions of this Agreement to be reviewed, and that such accountant has no knowledge of the existence of any Default or Event of Default, or if such accountant has such knowledge, specifying the nature and period of existence thereof and reasons therefor. At the time of each delivery of financial statements pursuant to subsections 6.2(a) and (b), respectively, the Company shall furnish the Banks a Compliance Certificate evidencing compliance with the covenants described therein as of the end of the fiscal period covered by such financial statements which shall include a certification to the effect that no Default or Event of Default exists, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement.

     6.3 Notification of Defaults and Event of Default. If the Company or any of its Subsidiaries shall at any other time obtain knowledge of the existence of any Default or Event of Default, the Company shall forthwith deliver to the Administrative Agent (for prompt transmittal to the Banks) a certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

     6.4 Conduct of Business. Cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights and franchises; effect and maintain its foreign qualifications, licensing, domestication or authorization, except as terminated by its Board of Directors in the exercise of its reasonable judgment; use its best efforts to comply with all applicable laws, and not become obligated under any contract or binding arrangement which, at the time it was entered into, could singly or in the aggregate have a Material Adverse Effect on the Company.

     6.5 Taxes. Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all taxes, assessments and other governmental charges imposed upon it and its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid might by law become a lien or charge upon any of its property, except such of those items as are being in good faith appropriately contested by it, if in such case the Company shall have set aside on its books reserves deemed by it to be adequate with respect to such tax, assessment, or other charge.

     6.6 Maintenance of Properties. Maintain and keep the properties used or deemed by it to be useful in its business in good repair, working order and condition, and make or cause to be made all necessary and proper repairs thereto and replacements thereof.

     6.7 Maintenance of Insurance. Maintain with financially sound and reputable insurers, insurance with respect to properties and business of the Company and its Subsidiaries against such casualties and contingencies and in such types and amounts as shall be in accordance with sound business practices for companies in similar businesses similarly situated.

     6.8 Records and Accounts. Keep true records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of regulatory authorities having jurisdiction in the premises and maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves.

     6.9  Inspection.

     (a) Permit any officer designated by any Bank, at such Bank's expense, to visit and inspect any of its properties and to examine its books of account and discuss the affairs, finances and accounts of the Company or any Subsidiary with its officers, all at such reasonable times, in a reasonable manner and as often as such Bank may reasonably request.

     (b) All confidential information and documents concerning the Parent, the Company, or any of their respective Subsidiaries supplied by the Company to such Bank pursuant to the terms of this Agreement shall be held in confidence by such Bank and such Bank shall not disclose such information and documents, except the Company hereby authorizes such Bank to disclose any information obtained pursuant to this Agreement (i) to any other Bank or to the Administrative Agent,
(ii) to any bank regulatory authority, (iii) to any independent auditor or counsel or participant or potential assignee or potential participant of such Bank, provided that the independent auditor or counsel or participant or potential assignee or potential participant enters into a confidentiality agreement with the Company substantially similar to such Bank's agreement in this subsection 6.9(b), and (iv) to all other appropriate Governmental Authorities to the extent required of such Bank by law or subpoena, but only to the extent permitted by applicable laws and regulations, including those applying to classified material. Upon receipt of a notice of any requirement to disclose any information to any such Governmental Authority, such Bank will promptly notify, unless prohibited by applicable law and regulations, the Company of such notice, and unless otherwise required by law, will not disclose such information until the Company has been afforded an opportunity to contest the requirement of such disclosure.

     6.10 Notice of Litigation. Promptly notify the Administrative Agent (for prompt transmittal to the Banks) of the commencement of any litigation against the Parent, the Company or any of their respective Subsidiaries which could singly or in the aggregate have a Material Adverse Effect on the Parent.

     6.11  Pension Plan.

     (a) Maintain, operate and administer all Plans in all material respects in accordance with the requirements of ERISA, the Code and applicable law.

     (b) Fund and cause each of its Subsidiaries to fund any Plan, if maintained by the Company or any of its Subsidiaries, as required by the provisions of
Section 302 of ERISA and Section 412 of the Code, or, if the Plan is maintained by a third party or is a Multi-employer Plan, make payments to such third party or Multi-employer Plan in the amounts and at the times required by applicable law. The Company and each of its Subsidiaries will deliver to the Administrative Agent (for prompt transmittal to the Banks), copies of any request for waiver from the funding standards or extension of the amortization periods required by 303 and 304 of ERISA or 412 of the Code promptly following the date on which the request is submitted to the Internal Revenue Service.

     (c) Upon request made by any Bank, send to such Bank copies of all Forms 5500, Forms 5500-R and/or Forms 5500-C relating to a Plan or Welfare Plan (with the exception of Multi-employer Plans) together with all attachments thereto, including any actuarial statement required to be made under 103(d) of ERISA promptly following the date on which such Form is filed with the Internal Revenue Service.

     (d) Furnish to the Administrative Agent forthwith upon filing or receipt, as the case may be (i) a copy of the Company report, or any demand sent or received by the Company or any of its Subsidiaries under Section 4041, 4042, 4043, 4063, 4065, 4066, or 4068 of ERISA; (ii) a statement of the action, if any, which the Company or such Subsidiary proposes to take with respect to such Company report, or demand sent or received by the Company or such Subsidiary under Section 4041, 4042, 4043, 4063, 4065, 4066 or 4068 of ERISA; (iii) a copy of all correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Plan, relating to an actual or threatened change or development which could reasonably be expected to be materially adverse to the Company or any of its Subsidiaries; (iv) copies of all actuarial valuations received by the Company with respect to any Plan: and (v) copies of any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from PBGC to the Company with respect to the intent of the PBGC to institute involuntary termination proceedings.

     (e) Cause any Plan maintained by the Company or any of its Subsidiaries to pay all benefits guaranteed by the PBGC when due, except where the obligation to pay such benefits is being contested in good faith by the Company or any of its Subsidiaries.

     6.12 Depreciation Schedule. For purposes of calculation of all of the financial covenants contained in this Agreement, the Company will, and will cause the Parent and each of the Company's Subsidiaries to, (a) calculate depreciation on such Person's Transportation Equipment and all other depreciable assets in accordance with the depreciation schedules for such assets set forth in Schedule 6.12, and (b) with respect to depreciable assets acquired from and after the Closing Date, calculate depreciation for such assets in accordance with depreciation schedules similar to those set forth in Schedule 6.12 for similar assets.

     6.13 Perform Obligations. Pay and discharge all of its obligations and liabilities, including, all material taxes, assessments and governmental charges upon its income and properties, when due, unless and only to the extent that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings diligently conducted and that, to the extent required by GAAP then in effect, proper and adequate book reserves relating thereto are established and maintained by the Company, or, as the case may be, by the appropriate Subsidiary or the Parent.

     6.14 Comply with ERISA. Comply with all applicable provisions of ERISA now or hereafter in effect with respect to the Plans, Welfare Plans and Multi-employer Plans set forth on Schedule 5.12 and all other Plans, Welfare Plans and Multi-employer Plans hereafter established unless and only to the extent that such compliance is contested in good faith and by appropriate proceedings diligently conducted and that, to the extent required by GAAP then in effect, proper and adequate book reserves relating thereto are established and maintained by the Company, or, as the case may be, by the appropriate Subsidiary or the Parent. The Company shall promptly notify the Administrative Agent of the establishment or assumption of any Plans, Welfare Plans and Multi-employer Plans in addition to the plans set forth on Schedule 5.12, and upon such notification, such plans shall be deemed to be included on such Schedule.

     6.15 Environmental Compliance. If any claim is made, or any obligation arises, under any Environmental Law, the Parent, the Company or such Subsidiary shall, if such claim or obligation could singly or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company, undertake any required removal or containment so as to comply with such Environmental Law or contest such claim or obligation in good faith by appropriate proceedings diligently conducted and, to the extent required by GAAP then in effect, establish and maintain proper and adequate book reserves with respect thereto.

     6.16 Debt Rating. Notify the Administrative Agent, by telephone, facsimile, telex or cable, in each case confirmed, immediately in the manner specified in Section 20, of any change in the rating of the Company's long-term senior unsecured debt by Moody's or S&P (or any other applicable rating agency) within five (5) Business Days of such change.

     6.17 Year 2000 Compliance. The Company will promptly notify the Bank in the event the Company discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant, except to the extent that any such failures singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

7.   CERTAIN NEGATIVE COVENANTS.
     --------------------------

     The Company covenants and agrees that, so long as any portion of the Commitments remains outstanding, or until such date as the Loans and all other Obligations have been paid and satisfied in full, whichever shall later occur, the following covenants will be complied with:

     7.1 Liens. The Company shall not create or permit to exist any mortgage, charge, pledge, deed of trust, financing lease under which the Company is the lessee, security interest or other similar consensual encumbrance ("Liens") on any of its property, whether owned at the date hereof or hereafter acquired, other than:

     (a) Liens on Transportation Equipment, securing Acquired Equipment Indebtedness;

     (b) Liens on Transportation Equipment, securing Purchase Money Equipment Indebtedness, but only on the Transportation Equipment in respect of which such Purchase Money Equipment Indebtedness was incurred;

     (c)  Liens on real property;

     (d) Liens incurred, or deposits made, in the ordinary course of business
(i) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (ii) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety appeal and performance bonds and other similar obligations not incurred in connection with Indebtedness, or (iii) in connection with the opening of commercial letters of credit naming the Company as account party;

     (e) Liens on Transportation Equipment securing Lease Obligations; provided, that no such Lease Obligations shall arise out of the sale and leaseback of Transportation Equipment unless the sale and leaseback in question is entered into prior to, at the time of or within 180 days of the acquisition of the Transportation Equipment being sold and leased back; and provided, further, that the leasing of Transportation Equipment which has been remanufactured so that it is the substantial equivalent of new equipment shall be considered the leasing of new equipment and not of used equipment which was remanufactured and subsequently sold and leased back; and

     (f) Liens to secure Indebtedness and other obligations which are not referred to as permitted Liens in subsections (a), (b), (c), (d) or (e) above; provided, that the aggregate principal amount of Indebtedness and other obligations secured thereby at any one time outstanding shall not exceed three percent (3%) of the Net Worth of the Company and its consolidated Subsidiaries;

unless, prior to or simultaneously with the granting of any such Lien not referred to in (a) through (f) above, the Company shall have executed and delivered to a Collateral Trustee (as hereinafter defined), a security agreement and such other documents as the Collateral Trustee may reasonably request, each in form and substance reasonably satisfactory to the Administrative Agent, granting to the Collateral Trustee a Lien on the assets of the Company subject to such Lien, such Lien to be for the equal and ratable benefit of the Administrative Agent and the Banks and such other holder or holders of Indebtedness with which the Company has agreed to permit such holders to share in such Lien. Such security agreement and other documents may provide, at the option of the Company, that the Lien granted to the Collateral Trustee thereunder shall terminate upon the termination of all other Liens for the benefit of such other holder or holders of Indebtedness. The Collateral Trustee shall be such Person as may be selected by the Company, or any holder of Indebtedness to whom the Company has specifically granted the right to select such Collateral Trustee, and who shall be entitled to act without qualification or who, if required, shall qualify to act as such under the Trust Indenture Act of 1939.

     7.2 Maximum Secured Equipment Indebtedness of Company. The Company shall not permit Secured Equipment Indebtedness (including Lease Obligations) of the Company to exceed 15% of the Net Worth of the Company at the end of any fiscal quarter.

     7.3 Maximum Equipment Indebtedness. The Company shall not permit the Equipment Indebtedness (less Secured Equipment Indebtedness) of the Company to exceed 90% of Net Book Value of the Company's Transportation Equipment (less the Net Book Value of Equipment which secures or is subject to leases which secure Secured Equipment Indebtedness) plus the amount of its Cash, in each case as of the end of each fiscal quarter.

     7.4 Consolidated Leverage Ratio. The Parent shall not permit the ratio of Consolidated Liabilities of the Parent and its Subsidiaries to Consolidated Net Worth of the Parent and its Subsidiaries to exceed (a) 4.50 to 1.00 at any time prior to the Term Out Date and (b) 4.00 to 1.00 at any time on or after the Term Out Date.

     7.5 Consolidated Cash Flow Coverage Ratio. The Company shall not permit the ratio of (a) Consolidated Cash Flow of the Company and its Subsidiaries for the four (4) fiscal quarters ending on the last day of any fiscal quarter to (b) the Consolidated Cash Requirements of the Company and its Subsidiaries for the four (4) fiscal quarters ending on the last day of such fiscal quarter to be less than 1.25 to 1.00.

     7.6 Investments in the Parent. The Company shall not acquire any of the capital stock of the Parent except for the purpose of the immediate retirement of any such capital stock.

     7.7  Mergers, Acquisitions, etc.

     (a) Neither the Parent, the Company nor any of their Subsidiaries shall consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and neither the Parent, the Company nor any of their Subsidiaries shall permit any Person to consolidate with or merge into the Parent, the Company or any of their

Subsidiaries, as the case may be, or convey, transfer or lease its properties and assets substantially as an entirety to the Parent, the Company or any of their Subsidiaries, as the case may be, unless:

          (i) in case the Parent, the Company or any of their Subsidiaries, as the case may be, shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Parent or the Company or any of their Subsidiaries, as the case may be, is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Parent or the Company or any of their Subsidiaries, as the case may be, substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an instrument, executed and delivered to the Administrative Agent, in form reasonably satisfactory to the Administrative Agent and its counsel, in the case of the Company, the due and punctual payment of the principal of (and premium,if any) and interest on the Notes and the performance and observance of every covenant of this Agreement on the part of the Company to be performed or observed and, in the case of the Parent, the due and punctual performance of the Guaranty and the performance and observance of every covenant in the Guaranty to be performed or observed by the Parent;

          (ii) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary or of the Parent or a Subsidiary as a result of such transaction as having been incurred by the Company, the Parent or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

          (iii) as a result of any such consolidation or merger or conveyance, transfer or lease none of the properties or assets of the Company, the Parent or a Subsidiary would become subject to a Lien, which would not be permitted by this Agreement; and

          (iv) the Company or the Parent, as the case may be, has delivered to the Administrative Agent a certificate executed by its President or any of its Vice Presidents and its Secretary, any of its Assistant Secretaries, its Clerk or any of its Assistant Clerks and an opinion of counsel reasonably satisfactory to the Administrative Agent addressed to the Banks, each stating that all conditions precedent herein provided for relating to such consolidation, merger, conveyance, transfer or lease have been complied with.

     (b) Upon any consolidation by the Company or the Parent, as the case may be, with or merger by the Company or the Parent, as the case may be, into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company or the Parent, as the case may be, substantially as an entirety in accordance with this Section 7.7, the successor corporation formed by such consolidation or into which the Company or the Parent, as the case may be, is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Parent, as the case may be, under this Agreement and the other Loan Documents, as the case may be, with the same effect as if such successor corporation had been named as the Company or the Parent, as the case may be, herein; provided, that neither the Company, nor the Parent, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of their respective obligations and covenants under this Agreement or any other Loan Document, as the case may be.

     (c) The provisions of subsections 7.7(a) and (b) shall not apply to a concurrent merger of the Company into the Parent or a concurrent merger of the Parent into the Company, provided that each of the following conditions are met:
(i) the Company gives the Administrative Agent no less than five (5) Business Days prior written notice of such merger; (ii) the merger involves no Persons other than the Company and the Parent; (iii) immediately after giving effect to such Merger, no Event of Default, and no event which, after notice, or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; (iv) as the result of such merger or consolidation, none of the properties or assets of the Company, the Parent or any of their respective Subsidiaries would become subject to a Lien which would not be permitted by this Agreement; and (v) the Company delivers to the Administrative Agent a certificate executed by its President or any of its Vice Presidents and its Secretary stating that all conditions of this subsection 7.7(d) relating to such merger have been complied with. The succeeding corporation of such merger shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Parent under this Agreement or any other Loan Document, with the same effect as if such successor corporation had been named as the Company and the Parent; provided, that neither the Company nor the Parent, and thereafter, any predecessor corporation, if any, shall be relieved of their respective obligations and covenants under this Agreement, the Notes or the Guaranty.

     7.8 Changes in Business. The Company will not, and it will not permit any of its Subsidiaries, to make any material change in its business, or in the nature of its operations, or liquidate or dissolve itself (or suffer any liquidation or dissolution).

     7.9 ERISA. The Company shall not directly or indirectly, and will not permit any member of any Controlled Group, to directly or indirectly enter into any new Plan, Welfare Plan or Multi-employer Plan without complying with the notification obligations contained in Section 6.14 hereof.

8.   EVENTS OF DEFAULT: ACCELERATION.
     -------------------------------

     Any of the following shall constitute an "Event of Default":

     (a) the Company shall default in any payment of any principal amount outstanding hereunder or under any Notes when due and payable, whether at maturity or at any date fixed for payment or prepayment or by declaration or otherwise; or

     (b) the Company shall fail to pay any interest with respect to principal outstanding hereunder, or any fee pursuant to the terms of Section 2.9, within five (5) Business Days after the date due and payable, whether at maturity or at any date fixed for payment or prepayment or by declaration or otherwise, other than due to a failure of the Administrative Agent to charge an account of the Company having a sufficient credit balance; or

     (c) there shall be a default in the performance of or compliance with any covenant in Section 7 hereof; or

     (d) the Company shall default in the performance of or compliance with any term contained herein (other than those referred to above in this Section 8), and such default shall not have been remedied within thirty (30) Business Days after the occurrence thereof; or

     (e) any representation or warranty made in writing by or on behalf of the Company herein, in any other Loan Document or in connection with any of the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made; or

     (f) the Parent, the Company or any of their respective Subsidiaries shall default (as principal or guarantor or other surety) in the payment of any principal or premium, if any, of, or interest or fees on, any other Indebtedness to any Bank, or any other Indebtedness in respect of borrowed money in an aggregate principal amount of $10,000,000 or more (which default is in payment thereof at its stated maturity or shall result in such Indebtedness becoming or being declared due prior to the scheduled maturity thereof) or if the Parent, the Company or any of their respective Subsidiaries shall fail to comply (and such failure to comply has not been cured or waived) with any of the terms of any document evidencing any such Indebtedness or any mortgage, pledge, assignment, indenture or other document relating thereto, and as a consequence of any of the foregoing, the holder of such Indebtedness shall have the right to declare all amounts payable with respect thereto to be due and payable by reason of such default prior to the scheduled maturity thereof or demand payment of all amounts payable in respect of any Indebtedness payable on demand; or

     (g) if the Parent, the Company or any of their respective Subsidiaries makes an assignment for the benefit of creditors, or petitions or applies for the appointment of a liquidator or receiver of or for any of such Persons, or of any substantial part of the respective assets thereof, or commences any proceeding relating to any of such Persons under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect; or

     (h) if any such petition or application is filed or any such proceeding is commenced against the Parent, the Company or any of their respective Subsidiaries, and any of such Persons indicates its approval thereof, consents thereto or acquiesces therein, or any such petition, application or proceeding remains undischarged for thirty (30) days, or an order is entered appointing any such liquidator or receiver, or adjudicating the Parent, the Company or any of their respective Subsidiaries bankrupt or insolvent, or approving a petition in any such proceeding; or

     (i) any order is entered in any proceeding by or against the Parent, the Company or any of their respective Subsidiaries decreeing or permitting the dissolution or split-up of any of such Persons or the winding-up of the affairs of any of such Persons; or

     (j) there shall be in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment (from which all appeals have been taken and determined or as to which all time for the taking of appeals has lapsed) in excess of $1,000,000 in the aggregate against the Parent, the Company or any of their respective Subsidiaries; or

     (k) any representation or warranty made in writing by or on behalf of the Parent in the Guaranty, in any other Loan Document or in connection with any of the transactions contemplated hereby or thereby shall prove to have been false or incorrect in any material respect on the date as of when made, or if the Parent shall default in respect of any of its obligations under the Guaranty or if the Guaranty shall cease to be in full force and effect without the prior written consent of the Banks; or

     (l) the Parent shall at any time own, beneficially, and of record, less than a majority of all of the issued and outstanding shares of capital stock of the Company having ordinary voting rights for the election of directors.

9.   NOTICE AND WAIVERS OF DEFAULT.
     -----------------------------

     9.1 Notice of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other document as to which the Parent, the Company or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, the Company shall forthwith give written notice thereof to the Administrative Agent (which shall promptly give notice thereof to each of the Banks), describing the notice or action and the nature of the claimed default.

     9.2 Waivers of Default. Any Default or Event of Default may be waived as provided in Section 24. Any Default or Event of Default so waived shall be deemed to have been cured and to be not continuing; but no such waiver shall extend to or affect any subsequent like default or impair any rights arising therefrom.

10.  REMEDIES ON DEFAULT.
     -------------------

     10.1 Rights of Banks. If any Event of Default occurs, the Administrative Agent shall at the request of, or may with the consent of, the Majority Banks,

     (a) declare the Commitment of each Bank to make Loans to be terminated, whereupon such Commitments shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

     (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, that upon the occurrence of any event specified in subsection (g), (h) or (i) of Section 8, the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Bank.

     10.2  Setoff: Sharing.

     (a) Set-off. In addition to any rights and remedies of the Banks provided by applicable law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

     (b) Sharing. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing
Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to this Section 10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 10.2(b) and will in each case notify the Banks following any such purchases or repayments.

11.  THE ADMINISTRATIVE AGENT.
     ------------------------

     11.1 Appointment and Authorization. Each Bank hereby irrevocably (subject to Section 11.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other

Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     11.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     11.3 Liability of Administrative Agent. None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Parent, the Company or any of their respective Subsidiaries, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions (other than delivery to the Administrative Agent of the documents described in subsections 4.1(b)(i), (ii) and (iv)) of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Parent, the Company or any of their respective Subsidiaries.

     11.4  Reliance by Administrative Agent.

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks (or when expressly required hereby or thereby, all the Banks) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

     (b) For purposes of determining compliance with the conditions specified in
Section 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank.

     11.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will promptly notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Section 10.1; provided, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     11.6 Credit Decision. Each Bank acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Parent, the Company and their respective Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to such Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Parent, the Company and their respective Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Parent, the Company, or any of their respective Subsidiaries, which may come into the possession of any of the Administrative Agent-Related Persons.

     11.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, that no Bank shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities to the extent resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section 11.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

     11.8 Agents in Individual Capacity. Each of the Agents and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Parent, the Company and their respective Subsidiaries as though such Person were not an Agent hereunder and without notice to or consent of the other Agent or the Banks. The Banks acknowledge that, pursuant to such activities, each Agent and its affiliates may receive information regarding the Parent, the Company or their respective Subsidiaries (including information that may be subject to confidentiality obligations in favor of any of such Persons) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to their respective Loans, the Syndication Agent and the Documentation Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise the same as though such Persons were not an Agent or an affiliate of an Agent, as the case may be.

     11.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Banks and the Company. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor administrative agent for the Banks, which successor administrative agent shall be approved by the Company. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Company, a successor administrative agent from among the Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 11 and Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

     11.10  Withholding Tax.

     (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Section 1441 or 1442 of the Code, such Bank agrees with and in favor of the Administrative Agent, to deliver to the Administrative
Agent:

          (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

          (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

           (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

     (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Administrative Agent will treat such Bank's IRS Form 1001 as no longer valid.

     (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent grants a participation in all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

     (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section 11.10 are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason that does not constitute gross negligence or wilful misconduct on the part of the Administrative Agent) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this
Section 11.10, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

     11.11 Syndication Agent and Documentation Agent. Neither the Syndication Agent nor the Documentation Agent shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Syndication Agent or the Documentation Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.

12.  ASSIGNMENT; PARTICIPATION.

     12.1      Assignments.

     (a) Any Bank may, with the written consent of the Company (at all times other than during the existence of an Event of Default) and the Administrative Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Administrative Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; provided that the Company and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in substantially the form of Exhibit F ("Assignment and Acceptance"), together with any Note or Notes subject to such assignment, and

(iii) the assignor Bank or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500. From and after the date that the Administrative Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

     (b) Within five (5) Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that it consents to such assignment in accordance with subsection 12.1(a)), the Company shall execute and deliver to the Administrative Agent, a new Note evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and Commitment and so requests, a replacement Note evidencing such retained Loans and Commitment (such Notes to be in substitution for, but not in payment of, the Note held by such Bank). Immediately upon payment of the processing fee under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Bank pro tanto.

     12.2 Participations. Any Bank may at any time sell to one or more commercial banks or other Persons not affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations,
(iii) the Company and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and
(iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 24. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation, except that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

     Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

13.  CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY.

     (a) The Company hereby irrevocably submits to the jurisdiction of any Illinois state or federal court sitting in Chicago, Illinois over any action or proceeding arising out of or relating to this Agreement or any other Loan Document and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois state or federal court. Service of copies of the summons and complaint and any other process in any action or proceeding may be made to the Company by mailing or delivering a copy of such process to the Company at the Company's address as specified in Section 20 hereof. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Nothing in this Section 13 shall affect the right of the Administrative Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Bank to bring any action or proceeding against the Company or its property in the courts of any other jurisdictions.

     (c) Each Agent, each Bank and the Company hereby waive all rights to trial by jury in any action, suit, proceeding or counterclaim arising out of or relating to this Agreement or any other Loan Document.

14.  BINDING ACT.

     This Agreement shall become effective when it shall have been executed by all of the parties hereto and the conditions precedent set forth in Section 4.1 shall have been satisfied, and shall be binding upon and inure to the benefit of the Company, the Banks and the Administrative Agent and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks and any attempted assignment without such consent shall be void.

15.  FEES AND EXPENSES; INDEMNITY.

     15.1      Costs and Expenses.  The Company shall:

     (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Administrative Agent and the Arranger within five Business Days after demand for all costs and expenses incurred by such Persons in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by the Administrative Agent with respect thereto; and

     (b) pay or reimburse the Administrative Agent, the Arranger and each Bank within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any insolvency proceeding or appellate proceeding).

     15.2 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Administrative Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 15.2 shall survive payment of all other Obligations and termination of this Agreement.

16.  REMEDIES CUMULATIVE.

     Each and every right granted to the Banks and the Administrative Agent hereunder or under any other document delivered hereunder or in connection herewith, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Company's Obligations under this Agreement shall be without regard to any counterclaim, right of offset or any other claim whatsoever which the Company may have against the Banks and the Administrative Agent and without regard to any other obligation of any nature whatsoever which the Banks and the Administrative Agent may have to the Company, and no such counterclaim (other than any compulsory counterclaims) or offset shall be asserted by the Company in any action, suit or proceeding instituted by the Administrative Agent or any Bank for payment or performance of the Company's Obligations.

17.  FURTHER ASSURANCES.

     At any time and from time to time, upon the request of any Bank or the Administrative Agent, the Company shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and do such other acts and things as such Bank or the Administrative Agent may reasonably request in order to fully effect the purposes of this Agreement, the other Loan Documents and any other documents delivered pursuant hereto or in connection with the Loans.

18.  SURVIVAL OF COVENANTS.

     All covenants, agreements, representations and warranties made herein and in any document delivered by or on behalf of the Company pursuant hereto are material and shall be deemed to have been relied upon by the Administrative Agent and the Banks, notwithstanding any investigation heretofore or hereafter made by the Administrative Agent or the Banks, and shall survive the making by the Banks of the Loans as herein contemplated and shall continue in full force and effect so long as any Obligations remain outstanding and unpaid. All statements contained in any certificate or other document delivered to the Administrative Agent or the Banks at any time by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Company hereunder.

19.  SEVERABILITY.

     The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction.

20.  NOTICE.

     (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile
(i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 20, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 20; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

     (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Section 2 or Section 11 shall not be effective until actually received by the Administrative Agent.

     (c) Any agreement of the Administrative Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

21.  GOVERNING LAW.
     -------------

     This Agreement shall for all purposes be construed in accordance with, and governed by, the internal substantive laws of the State of Illinois, without regard to the conflicts of law provisions thereof.

22.  MISCELLANEOUS.
     -------------

     The rights and remedies herein expressed are cumulative and not exclusive of the other rights which the Banks would otherwise have. Any documents required by any of the provisions hereof to be in the form annexed hereto as an exhibit shall be substantially in such form with such changes therefrom, if any, as may be approved by the Majority Banks and the Company. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement, and any amendment, consent or waiver executed and delivered hereunder or in connection herewith or with any other Loan Document, may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one document. In proving this Agreement, it shall not be necessary to produce or account for more than one Agreement, executed by each of the parties hereto.

23.  ENTIRE AGREEMENT.
     ----------------

     This Agreement and any other documents executed in connection herewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except as provided in
Section 24.

24.  CONSENTS, AMENDMENTS AND WAIVERS.
     --------------------------------

     No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Company (or, in the case of the Guaranty, the Parent) and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Banks and the Company (or, in the case of the Guaranty, the Parent)and acknowledged by the Administrative Agent, do any of the following:

     (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 10.1);

     (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

     (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

     (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

     (e) amend this Section 24, or Section 10, or any provision herein providing for consent or other action by all Banks;

     (f) release, amend or otherwise modify the Guaranty;

and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

25. OPTIONAL INCREASE IN COMMITMENTS. The Company may, from time to time prior to Term Out Date, by means of a letter to the Administrative Agent substantially in the form of Exhibit G, request that the Commitment be increased by (a) increasing the Pro Rata Share of the Commitment of one or more Banks which have agreed to such increase and/or (b) adding one or more commercial banks or other Persons as a party hereto with a Pro Rata Share in an amount agreed to by any such commercial bank or other Person; provided that (i) no commercial bank or other Person shall be added as a party hereto without the written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed); and (ii) in no event shall the

Commitment exceed $250,000,000 without the written consent of all Banks. Any increase in the Commitment pursuant to this Section 25 shall be effective three Business Days after the date on which the Administrative Agent has received and accepted the applicable increase letter in the form of Annex 1 to Exhibit G (in the case of an increase in the Commitment of an existing Bank) or assumption letter in the form of Annex 2 to Exhibit G (in the case of the addition of a commercial bank or other Person as a new Bank). The Administrative Agent shall promptly notify the Company and the Banks of any increase in the amount of the Commitment pursuant to this Section 25 and of the Pro Rata Share of each Bank after giving effect thereto.



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                                      55

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                       XTRA, INC.


                                       By: /s/ Christopher P. Joyce
                                          ---------------------------------
                                       Name:   Christopher P. Joyce
                                       Title:  Vice President

                                BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION, individually, as a Bank, and as Administrative Agent


                                By: /s/ R. Peter Dales
                                   --------------------------------
                                Name:   R. Peter Dales
                                Title:  Vice President

                                BANKBOSTON, N.A., individually, as a Bank, and as Syndication Agent


                                By: /s/ Michael J. Blake
                                   ---------------------------------
                                Name:   Michael J. Blake
                                Title:  Director

                                THE FIRST NATIONAL BANK OF CHICAGO,
                                individually, as a Bank, and as
                                Documentation Agent


                                By: /s/ Cory M. Helfand
                                   ---------------------------------
                                Name:   Cory M. Helfand
                                Title:  Vice President

                                FLEET BANK, N.A.


                                By: /s/ John Topolovec
                                   -------------------------------
                                Name:   John Topolovec
                                Title:  Assistant Vice President

                                UNION BANK OF CALIFORNIA, N.A.


                                By: /s/ Alison A. Mason
                                   --------------------------------
                                Name:   Alison A. Mason
                                Title:  Vice President

                                ABN AMRO BANK N.V.


                                By: /s/ Thomas J. O'Bryant
                                   ----------------------------------
                                Name:   Thomas J. O'Bryant
                                Title:  Senior Vice President


                                By: /s/ David J. Thomas
                                   ----------------------------------
                                Name:   David J. Thomas
                                Title:  Group Vice President